UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 24, 2018
Facebook, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35551	20-1665019
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1601 Willow Road
Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 543-4800
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01 Other Events.

As previously disclosed, on September 25, 2017, the Court of Chancery of the State of Delaware (the "Court") dismissed as moot the consolidated class action (the "Action") captioned In re Facebook, Inc. Class C Reclassification Litigation, Consol. C.A. No. 12286-VCL. The Court retained jurisdiction of the Action to determine the application by the Plaintiffs in the Action for an award of attorneys’ fees and reimbursement expenses.

On October 24, 2018, the Court approved a Stipulation and Order of Dismissal (the "Order") entered into by the parties in the Action to resolve the Plaintiffs’ Motion for an Award of Attorneys’ Fees and Expenses. The Order requires that notice of the Order be given to stockholders of Facebook, Inc. in the form of this Current Report on Form 8-K. The Order is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Stipulation and Order of Dismissal.

Exhibit Index

Exhibit Number	Exhibit Title or Description
99.1	Stipulation and Order of Dismissal.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACEBOOK, INC.

Date: October 24, 2018	By:	/s/ David Kling
Name: David Kling
Title: Vice President, Deputy General Counsel and Secretary